Exhibit 1.3
THE COMPANIES ACT, CAP. 50

PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION
of
GIGAMEDIA LIMITED

     1. The name of the Company is “Gigamedia Limited”.
     2. The Registered Office of the Company will be situate in the Republic of Singapore.
     3. The objects for which the Company is established are:-

(1)
To carry on the business of investment holding, and in particular to invest the moneys of the Company in or otherwise to acquire and hold shares, stocks, debentures, debenture stock, scrip, loans, bonds, obligations, notes, securities and investments issued or guaranteed by any company or trust constituted or carrying on business in any part of the world, and in the funds or loans or other securities and investments of or issued or guaranteed by any government, state, or dominion, public body or authority, supreme, municipal local or otherwise, in the Republic of Singapore or elsewhere.

(2)
To acquire any such shares, stocks, debentures, debenture stock, scrip, loans, bonds, obligations, notes, securities and investments by original subscription, contract, tender, purchase exchange or otherwise, and whether or not fully paid up, and to make payments thereon as called up or in advance of calls or otherwise, and to subscribe for the same, either conditionally or otherwise, and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof.

(3)	To exercise and enforce all rights and powers conferred by or incident to the ownership of any such shares, stocks, obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some proportion of the issued or nominal amount thereof.

(4)	To vary or transpose by sale, exchange or otherwise from time to time as may be considered expedient any of the Company’s investments for the time being.

(5)
To acquire by purchase, lease, exchange or otherwise and hold by way of investment, land, buildings and immovable property of any tenure or description whatsoever in the Republic of Singapore or elsewhere, and to mortgage, lease or let out the property of the Company or any part thereof for such consideration as the Company may think fit.

(6)
To provide on such terms as may be thought fit those services for the companies in which the Company has invested which are suitable and convenient to be provided by a holding company and in particular, and without prejudice to the generality of the foregoing, to provide managerial, executive, supervisory, financial and accounting, investment and administrative services and office accommodation and equipment facilities to any such company.

(7)	To assist and participate in the privatisation of assets by the government of the Republic of Singapore.

(8)
To carry on any other business which may seem to the Company capable of being conveniently carried on in connection with its business or calculated directly or indirectly to enhance the value of or render profitable any of the Company’s properties or rights.

(9)
To acquire and undertake the whole or any part of the business, property, and liabilities of any person or company carrying on any business which the Company is authorized to carry on, or possessed of property suitable for the purposes of the Company.

(10)
To apply for, purchase, or otherwise acquire any patents, patent rights, copyrights, trade marks, formulae, licences, concessions, and the like, conferring any exclusive or non-exclusive or limited right to use, or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company; and to use, exercise, develop, or grant licences in respect of, or otherwise turn to account, the property, rights, or information so acquired.

(11)
To amalgamate or enter into partnership or into any arrangement for sharing of profits, union of interest, co-operation, joint adventure, reciprocal concession, or otherwise, with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorized to carry on or engage in, or any business or transaction capable of being conducted so as directly or indirectly to benefit the Company.

(12)	To take, or otherwise acquire, and hold shares, debentures, or other securities of any other company.

(13)
To enter into any arrangements with any government or authority, supreme, municipal, local, or otherwise, that may seem conducive to the Company’s objects, or any of them; and to obtain from any such government or authority any rights, privileges, and concessions which the Company may think it desirable to obtain; and to carry out, exercise, and comply with any such arrangements, rights, privileges, and concessions.

(14)
To establish and support or aid in the establishment and support of associations, institutions, funds, trusts, and conveniences calculated to benefit employees or directors or past employees or directors of the Company or its predecessors in business, or the dependants or connections of any such persons; and to grant pensions and allowances, and to make payments towards insurance; and to subscribe or guarantee money for charitable or benevolent objects, or for any exhibition, or for any public, general, or useful object.

(15)
To promote any other company or companies for the purpose of acquiring or taking over all or any of the property, rights, and liabilities of the Company, or for any other purpose which may seem directly or indirectly calculated to benefit the Company.

(16)
To purchase, take on lease or in exchange, hire, or otherwise acquire any movable or immovable properties and any rights or privileges which the Company may think necessary or convenient for the purposes of its business, and in particular any land, buildings, easements, machinery, plant, and stock-in-trade.

(17)
To construct, improve, maintain, develop, work, manage, carry out, or control any buildings, works, factories, mills, roads, ways, tram-ways, railways, branches or sidings, bridges, reservoirs, water-courses, wharves, warehouses, electric works, shops, stores, and other works, and conveniences which may seem calculated directly or indirectly to advance the Company’s interests; and to contribute to, subsidize, or otherwise assist or take part in the construction, improvement, maintenance, development, working, management, carrying out, or control thereof.

(18)	To enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods or in any other manner, the performance of any obligations or commitments of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of, any person, including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company.

(19)
To lend and advance money or give credit to any person or company and on such terms as may be considered expedient, and either with or without security; to secure or undertake in any way the repayment of moneys lent or advanced to or the liabilities incurred by any person or company, and otherwise to assist any person or company.

(20)
To borrow or raise or secure the payment of money in such manner as the Company may think fit and to secure the same or the repayment or performance of any debt, liability, contract, guarantee or other engagement incurred or to be entered into by the Company in any way and in particular by the issue of debentures perpetual or otherwise, charged upon all or any of the Company’s property (both present and future), including its uncalled capital; and to purchase, redeem, or pay off any such securities.

(21)	To invest and deal with the money of the Company not immediately required in such manner as may from time to time be thought fit.

(22)
To enter into or to invest in any interest rate exchange contracts, currency exchange contracts, forward contracts, futures contracts, options (including, without limitation, interest rate or currency options) and other derivative or financial instruments or products, whether or not entered into or acquired for the purpose of hedging against or minimising any loss concerning the assets and business of the Company and in relation thereto, the Company may pay any margin or margin calls or other demands concerning any such contracts or instruments entered into or acquired by the Company.

(23)
To remunerate any person or company for services rendered, or to be rendered, in placing or assisting to place or guaranteeing the placing of any of the shares in the Company’s capital or any debentures, or other securities of the Company, or in or about the organization, formation, or promotion of the Company or the conduct of its business.

(24)	To draw, make, accept, endorse, discount, execute,

and issue promissory notes, bills of exchange, bills of lading, and other negotiable or transferable instruments.

(25)
To sell or dispose of the undertaking of the Company or any part thereof for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any other company having objects altogether or in part similar to those of the Company.

(26)	To adopt such means of making known and advertising the business and products of the Company as may seem expedient.

(27)
To apply for, secure, acquire by grant, legislative enactment, assignment, transfer, purchase, or otherwise, and to exercise, carry out, and enjoy any charter, licence, power, authority, franchise, concession, right, or privilege, which any Government or authority or any corporation or other public body may be empowered to grant; and to pay for, aid in, and contribute towards carrying the same into effect; and to appropriate any of the Company’s shares, debentures, or other securities and assets to defray the necessary costs, charges, and expenses thereof.

(28)
To apply for, promote, and obtain any statute, order, regulation, or other authorization or enactment which may seem calculated directly or indirectly to benefit the Company; and to oppose any bills, proceedings, or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

(29)	To procure the Company to be registered or recognized in any country or place outside the Republic of Singapore.

(30)	To sell, improve, manage, develop, exchange, lease, dispose of, turn to account, or otherwise deal with all or any part of the property and rights of the Company.

(31)
To issue and allot fully or partly paid shares in the capital of the Company in payment or part payment of any movable or immovable property purchased or otherwise acquired by the Company or any services rendered to the Company.

(32)
To distribute any of the property of the Company among the members in kind or otherwise but so that no distribution amounting to a reduction of capital shall be made without the sanction required by law.

(33)
To take or hold mortgages, liens, and charges to secure payment of the purchase price, or any unpaid balance of the purchase price, of any part of the Company’s property of whatsoever kind sold by the Company, or any money due to the Company from purchasers and others.

	(34)	To undertake and transact all kinds of agency or secretarial business and also to undertake and execute any trusts, the undertaking whereof may seem desirable, and either gratuitously or otherwise.

	(35)	To transact any lawful business in aid of the Republic of Singapore in the prosecution of any war or hostilities in which the Republic of Singapore is engaged.

(36)
To carry out all or any of the objects of the Company and do all or any of the above things in any part of the world and either as principal, agent, contractor, or trustee, or otherwise, and by or through trustees or agents or otherwise, and either alone or in conjunction with others.

	(37)	To do all such other things as are incidental or conducive to the attainment of the objects and the exercise of the powers of the Company.

AND IT IS HEREBY DECLARED that the word “company” in this Memorandum when not referring to this Company shall be deemed to include any corporation partnership association club or other body of persons whether incorporated or not and wherever incorporated or domiciled and whether now existing or hereafter to be formed AND further that unless the context or subject matter is inconsistent therewith words signifying the singular number shall be deemed and taken to include the plural and vice versa AND further that the objects specified in each of the paragraphs in this Memorandum shall be regarded as independent objects, and accordingly, shall in no way be limited or restricted (except when otherwise expressed in such paragraph), by reference to the objects indicated in any other paragraph or the name of the Company, but may be carried out in as full and ample a manner and construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.

4.		The liability of the members is limited.

5.
The capital of the Company is NT$1,000,000,000/- divided into 100,000,000 shares of NT$10/- each, and the Company shall have power to increase or reduce the capital to consolidate or subdivide the shares into shares of larger or smaller amounts, and to issue all or any part of the original or any additional capital as fully paid or partly paid shares and with any special or preferential rights or privileges or subject to any special terms or conditions, and either with or without any special designation, and also from time to time to alter, modify, commute, abrogate or deal with any such rights, privileges, terms, conditions or designations in accordance with the regulations for the time being of the Company.
Amended by Ordinary Resolution on 29.6.2005

     WE, the several persons whose names, addresses and descriptions are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association and respectively agree to take the number of shares in the capital of the Company set opposite our respective names:-

NAMES, ADDRESSES AND DESCRIPTIONS		Number of shares taken
OF SUBSCRIBERS		by each Subscriber

SGD	CHRISTINE CHAN MENG YOOK	ONE
11C SWISS CLUB ROAD
SINGAPORE 288103

ADVOCATE & SOLICITOR

SGD	LIM MEI	ONE
56 JALAN AMPANG
SINGAPORE 268638

ADVOCATE & SOLICITOR

TOTAL NUMBER OF SHARES TAKEN		TWO

          Dated this 11th day of September 1999.
          Witness to the above signatures:-

SGD	THEODORA LIM RERN SING
Advocate & Solicitor
c/o Allen & Gledhill
Advocates & Solicitors
36 Robinson Road
#18-01 City House
Singapore 068877

THE COMPANIES ACT, CAP. 50

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION
of
GIGAMEDIA LIMITED

PRELIMINARY

     1. The regulations contained in Table “A” in the Fourth Schedule to the Companies Act, Cap. 50 shall not apply to the Company, but the following shall subject to repeal, addition and alteration as provided by the Act or these Articles be the regulations of the Company.
Table “A” not to apply.

     2. In these Articles, if not inconsistent with the subject or context, the words standing in the first column of the Table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof:-
Interpretation. Amended by AGM held on 29.6.2006

WORDS	MEANINGS

“The Act”
The Companies Act, Cap. 50 or any statutory modification, amendment or re-enactment thereof for the time being in force or any and every other act for the time being in force concerning companies and affecting the Company and any reference to any provision of the Act is to that provision as so modified, amended or re-enacted or contained in any such subsequent Companies Act.

“These Articles”	These Articles of Association or other regulations of the Company for the time being in force.

“The Company”	The abovenamed Company by whatever name from time to time called.

“Directors”	The Directors for the time being of the Company or such number of them as have authority to act for the Company.

“Director”	Includes any person acting as a Director of the Company and includes any person duly appointed and acting for the time being as an Alternate Director.

“Dividend”	Includes bonus.

“Member”	A Member of the Company.

“Month”	Calendar month.

“Office”	The Registered Office of the Company for the time being.

“Paid Up”	Includes credited as paid up.

“Register”	The Register of Members.

“Seal”	The Common Seal of the Company or in appropriate cases the Official Seal or duplicate Common Seal.

“Secretary”	The Secretary or Secretaries appointed under these Articles and shall include any person entitled to perform the duties of Secretary temporarily.

“Singapore”	The Republic of Singapore.

“Treasury Shares”	Shall have the meaning ascribed to it respectively in the Act.

“Writing” and “Written”	Includes printing, lithography, typewriting and any other mode of representing or reproducing words in a visible form.

“Year”	Calendar Year.

     References in these Articles to “member” or “holders” of shares or class of shares shall except where otherwise expressly provided in these Articles, exclude the Company where it is a member or holder of shares in relation to shares held by it as Treasury Shares.

Words denoting the singular number only shall include the plural and vice versa.

Words denoting the masculine gender only shall include the feminine gender.

Words denoting persons shall include corporations.

Save as aforesaid, any word or expression used in the Act and the Interpretation Act, Cap. 1 shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

Any reference in these Articles to any enactment is a reference to that enactment as for the time being amended or re-enacted.

A Special Resolution shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision of these Articles.

The headnotes and marginal notes are inserted for convenience only and shall not affect the construction of these Articles.

BUSINESS

     3. Subject to the provisions of the Act, any branch or kind of business which by the Memorandum of Association of the Company or these Articles is expressly or by implication authorised to be undertaken by the Company may be undertaken by the Directors at such time or times as they shall think fit, and further may be suffered by them to be in abeyance, whether such branch or kind of business may have been actually commenced or not, so long as the Directors may deem it expedient not to commence or proceed with such branch or kind of business.
Any branch of business either expressly or by implication authorised may be undertaken by Directors.

PUBLIC COMPANY

4. The Company is a public company.	Public Company.

TREASURY SHARES

     5. The Company shall not exercise any right in respect of Treasury Shares other than as provided by the Act. Subject thereto, the Company may hold or deal with its Treasury Shares in the manner authorised by, or prescribed pursuant to, the Act.
Treasury Shares. Amended by AGM held on 29.6.2006

     6. (a) Except as is otherwise expressly permitted by the Act, the Company shall not give, whether directly or indirectly and whether by means of the making of a loan, the giving of a guarantee, the provision of security, the release of an obligation or the release of a debt or otherwise, any financial assistance for the purpose of, or in connection with, the acquisition or proposed acquisition of shares or units of shares in the Company or its holding company.
Prohibition against financial assistance.

          (b) The Company may, subject to and in accordance with the Act, purchase or otherwise acquire its issued ordinary shares on such terms and in such manner as the Company may from time to time think fit. If required by the Act, Aany share that is so purchased or acquired by the Company shall, unless held in treasury in accordance with the Act, be deemed to be cancelled immediately on purchase or acquisition by the Company. On the cancellation of a share as aforesaid, the rights and privileges attached to that share shall expire. In any other instance, the Company may hold or deal with any such share which is so purchased or acquired by it in such manner as may be permitted by, and in accordance with, the Act.
Company may acquire its own issued ordinary shares. Amended by AGM held on 29.6.2006

     7. Save as provided by Section 161 of the Act, no shares may be issued by the Directors without the prior approval of the Company in General Meeting but subject thereto and to the provisions of these Articles, the Directors may allot or grant options over or otherwise dispose of the same to such persons on such terms and conditions and at such time as the Company in General Meeting may approve.
Issue of Shares. Amended by AGM held on 29.6.2006

     8. The rights attached to shares issued upon special conditions shall be clearly defined in the Memorandum of Association or these Articles. Without prejudice to any special right previously conferred on the holders of any existing shares or class of shares but subject to the Act and these Articles, shares in the Company may be issued by the Directors and any such shares may be issued with such preferred, deferred, or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Directors determine.
Special Rights.

     9. If at any time the share capital is divided into different classes, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may subject to the provisions of the Act, whether or not the Company is being wound up, be varied or abrogated with the sanction of a Special Resolution passed at a separate General Meeting of the holders of shares of the class and to every such Special Resolution the provisions of Section 184 of the Act shall with such adaptations as are necessary apply. To every such separate General Meeting the provisions of these Articles relating to General Meetings shall mutatis mutandis apply; but so that the necessary quorum shall be two persons at least holding or representing by proxy or by attorney one-third of the issued shares of the class Provided always that where the necessary majority for such a Special Resolution is not obtained at the Meeting, consent in writing if obtained from the holders of three-fourths of the issued shares of the class concerned, within two months of the Meeting shall be as valid and effectual as a Special Resolution, carried at the Meeting.
Variation of rights.

     10. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of that class or by these Articles as are in force at the time of such issue, be deemed to be varied by the creation or issue of further shares ranking equally therewith.
Creation or issue of further shares with special rights.

     11. The Company may pay commissions or brokerage on any issue of shares at such rate or amount and in such manner as the Directors may deem fit. Such commissions or brokerage may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other.
Power to pay commission and brokerage. Amended by AGM held on 29.6.2006

     12. If any shares of the Company are issued for the purpose of raising money to defray the expenses of the construction of any works or the provisions of any plant which cannot be made profitable for a long period, the Company may, subject to the conditions and restrictions mentioned in the Act pay interest on so much of the share capital as is for the time being paid up and may charge the same to capital as part of the cost of the construction or provision.
Power to charge interest on capital.

     13. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share, except an absolute right to the entirety thereof in the registered holder.
Exclusion of equities.

     14. If two or more persons are registered as joint holders of any share any one of such persons may give effectual receipts for any dividend payable in respect of such share and the joint holders of a share shall, subject to the provisions of the Act, be severally as well as jointly liable for the payment of all instalments and calls and interest due in respect of such shares. Such joint holders shall be deemed to be one Member and the delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.
Joint holders.

15. No person shall be recognised by the Company as having title to a fractional part of a share or otherwise than	Fractional part of a

as the sole or a joint holder of the entirety of such share.	share.

     16. If by the conditions of allotment of any shares the whole or any part of the amount of the issue price thereof shall be payable by instalments every such instalment shall, when due, be paid to the Company by the person who for the time being shall be the registered holder of the share or his personal representatives, but this provision shall not affect the liability of any allottee who may have agreed to pay the same.
Payment of instalments.

     17. The certificate of title to shares in the capital of the Company shall be issued under the Seal in such form as the Directors shall from time to time prescribe and shall bear the autographic or facsimile signatures of at least one Director and the Secretary or some other person appointed by the Directors, and shall specify the number and class of shares to which it relates and the amounts paid and amounts (if any) unpaid thereon. The facsimile signatures may be reproduced by mechanical or other means provided the method or system of reproducing signatures has first been approved by the Auditors of the Company.
Share Certificates. Amended by AGM held on 29.6.2006

     18. Every person whose name is entered as a Member in the Register shall be entitled within two months after allotment or within one month after the lodgment of any transfer to one certificate for all his shares of any one class or to several certificates in reasonable denominations each for a part of the shares so allotted or transferred. Where a Member transfers part only of the shares comprised in a certificate or where a Member requires the Company to cancel any certificate or certificates and issue new certificates for the purpose of subdividing his holding in a different manner the old certificate or certificates shall be cancelled and a new certificate or certificates for the balance of such shares issued in lieu thereof and the Member shall pay a fee not exceeding $2/- for each such new certificate as the Directors may determine.
Entitlement to certificates.

     19. If any certificate or other document of title to shares or debentures be worn out or defaced, then upon production thereof to the Directors, they may order the same to be cancelled and may issue a new certificate in lieu thereof. For every certificate so issued there shall be paid to the Company a fee not exceeding $2/- as the Directors may determine. Subject to the provisions of the Act and the requirements of the Directors thereunder, if any certificate or document be lost or destroyed or stolen, then upon proof thereof to the satisfaction of the Directors and on such indemnity as the Directors deem adequate being given, and on the payment of a fee not exceeding $2/- as the Directors may determine, a new certificate or document in lieu thereof shall be given to the person entitled to such lost or destroyed or stolen certificate or document.
New certificates may be issued. Amended by AGM held on 29.6.2006

RESTRICTION ON TRANSFER OF SHARES

     20. Subject to the restrictions of these Articles any Member may transfer all or any of his shares, but every transfer must be in writing and in the usual common form, or in any other form which the Directors may approve. The instrument of transfer of a share shall be signed both by the transferor and by the transferee, and by the witness or witnesses thereto and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Shares of different classes shall not be comprised in the same instrument of transfer.
Form of Transfer.

21. All instruments of transfer which shall be registered shall be retained by the Company, but any instrument	Retention of

of transfer which the Directors may refuse to register shall (except in any case of fraud) be returned to the party presenting the same.	Transfers.

22. No share shall in any circumstances be transferred to any infant or bankrupt or person of unsound mind.	Infant, bankrupt or unsound mind.

     23. The Directors may, in their absolute discretion, decline to register any transfer of shares on which the Company has a lien or to a person of whom they do not approve but shall in such event, within one month after the date on which the transfer was lodged with the Company send to the transferor and transferee notice of the refusal. If the Directors refuse to register a transfer they shall within one month of the date of application for the transfer by notice in writing to the applicant state the facts which are considered to justify the refusal to register the transfer.
Directors’ power to decline to register.

24. The Directors may decline to register any instrument of transfer unless:-		Instrument of transfer.

(a)	such fee not exceeding $2/- or such other sum as the Directors may from time to time require under the provisions of these Articles, is paid to the Company in respect thereof; and	Amended by AGM held on 29.6.2006

(b)	the amount of proper duty (if any) with which each instrument of transfer is chargeable under any law for the time being in force relating to stamps is paid; and

(c)
the instrument of transfer is deposited at the Office or at such other place (if any) as the Directors may appoint accompanied by a certificate of payment of stamp duty (if any), the certificates of the shares to which the transfer relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer and, if the instrument of transfer is executed by some other person on his behalf, the authority of the person so to do.

     25. The Company shall provide a book to be called “Register of Transfers” which shall be kept under the control of the Directors, and in which shall be entered the particulars of every transfer of shares.
Register of Transfers.

26. The Register may be closed at such times and for such periods as the Directors may from time to time determine not exceeding in the whole thirty days in any year.	Closure of Register.

TRANSMISSION OF SHARES

     27. In case of the death of a Member, the survivor or survivors, where the deceased was a joint holder, and the executors or administrators of the deceased, where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing herein shall release the estate of a deceased Member (whether sole or joint) from any liability in respect of any share held by him.
Transmission on death.

28. Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may, upon producing such evidence of title as the Directors shall require,	Persons becoming entitled

be registered himself as holder of the share upon giving to the Company notice in writing of such his desire or transfer such share to some other person. If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer executed by such Member.
on death or bankruptcy of Member may be registered.

     29. Save as otherwise provided by or in accordance with these Articles a person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof to exercise any right conferred by membership in relation to Meetings of the Company until he shall have been registered as a Member in respect of the share.
Rights of un- registered executors and trustees.

     30. There shall be paid to the Company in respect of the registration of any probate, letters of administration, certificate of marriage or death, power of attorney or other document relating to or affecting the title to any shares, such fee not exceeding $2/- as the Directors may from time to time require or prescribe.
Fee for registra- tion of probate etc.

CALLS ON SHARES

     31. The Directors may from time to time make such calls as they think fit upon the Members in respect of any moneys unpaid on their shares and not by the terms of the issue thereof made payable at fixed times, and each Member shall (subject to receiving at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine.
Calls on shares. Amended by AGM held on 29.6.2006

32. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments.	Time when made.

     33. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum due from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten per cent per annum as the Directors determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.
Interest on calls.

     34. Any sum which by the terms of issue of a share becomes payable upon allotment or at any fixed date, shall for all purposes of these Articles be deemed to be a call duly made and payable on the date, on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of the Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.
Sum due on allotment. Amended by AGM held on 29.6.2006

35. The Directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payments.	Power to differentiate.

36. The Directors may, if they think fit, receive from	Payment in

any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon the shares held by him and such payments in advance of calls shall extinguish, so far as the same shall extend, the liability upon the shares in respect of which it is made, and upon the moneys so received or so much thereof as from time to time exceeds the amount of the calls then made upon the shares concerned the Company may pay interest at such rate not exceeding ten per cent per annum as the Member paying such sum and the Directors agree upon.
advance of calls. Amended by AGM held on 29.6.2006

FORFEITURE AND LIEN

     37. If any Member fails to pay in full any call or instalment of a call on the day appointed for payment thereof, the Directors may at any time thereafter serve a notice on such Member requiring payment of so much of the call or instalment as is unpaid together with any interest and expenses which may have accrued.
Notice requiring payment of calls.

     38. The notice shall name a further day (not being less than fourteen days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call was made will be liable to be forfeited.
Notice to state time and place.

     39. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.
Forfeiture on non- compliance with notice.

     40. A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the Directors shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture or surrender may be cancelled on such terms as the Directors think fit. To give effect to any such sale, the Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such person as aforesaid.
Sale of shares forfeited.

     41. A Member whose shares have been forfeited or surrendered shall cease to be a Member in respect of the shares, but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were payable by him to the Company in respect of the shares with interest thereon at ten per cent per annum (or such lower rate as the Directors may approve) from the date of forfeiture or surrender until payment, but such liability shall cease if and when the Company receives payment in full of all such money in respect of the shares and the Directors may waive payment of such interest either wholly or in part.
Rights and liabilities of Members whose shares have been forfeited or surrendered.

     42. The Company shall have a first and paramount lien and charge on every share (not being a fully paid share) registered in the name of each Member (whether solely or jointly with others) and on the dividends declared or payable in respect thereof for all calls and instalments due on any such share and interest and expenses thereon but such lien shall only be upon the specific shares in respect of which such calls or
Company’s lien.

instalments are due and unpaid and on all dividends from time to time declared in respect of the shares. The Directors may resolve that any share shall for some specified period be exempt from the provisions of this Article.

     43. The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after notice in writing stating and demanding payment of the sum payable and giving notice of intention to sell in default, shall have been given to the registered holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy. To give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof.
Sale of shares subject to lien.

     44. The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.
Application of proceeds of such sale.

     45. A statutory declaration in writing that the declarant is a Director of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts stated therein as against all persons claiming to be entitled to the share, and such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together with the certificate of proprietorship of the share under Seal delivered to a purchaser or allottee thereof shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.
Title to shares forfeited or surrendered or sold to satisfy a lien.

ALTERATION OF CAPITAL

46. (deleted by AGM held on 29.6.2006)

     47. Subject to any special rights for the time being attached to any existing class of shares, the new shares shall be issued upon such terms and conditions and with such rights and privileges annexed thereto as the General Meeting resolving upon the creation thereof shall direct and if no direction be given as the Directors shall determine subject to the provisions of these Articles and in particular (but without prejudice to the generality of the foregoing) such shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the Company or otherwise.
Rights and privileges of new shares.

48. (deleted by AGM held on 29.6.2006)

     49. Except so far as otherwise provided by the conditions of issue or by these Articles all new shares shall be subject to the provisions of these Articles with reference to allotments, payment of calls, lien, transfer, transmission, forfeiture and otherwise.
New shares otherwise subject to provisions of Articles.

50. The Company may by Ordinary Resolution:-	Power to

(a)	consolidate and divide all or any of its shares;	consolidate, subdivide and convert shares.

(b)
subdivide its shares or any of them (subject nevertheless to the provisions of the Act) provided always that in such subdivision the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and
Amended by AGM held on 29.6.2006

(c)	subject to the provisions of these Articles and the Act, convert any class of shares into any other class of shares.

     51. The Company may by Special Resolution reduce its share capital or any undistributable reserve in any manner and with and subject to any incident authorised and consent required by law. Without prejudice to the generality of the foregoing, upon cancellation of a share purchased or otherwise acquired by the Company pursuant to these Articles and the Act, the number of the issued shares of the Company shall be diminished by the number of the shares so cancelled, and, where any such cancelled share was purchased or acquired out of the capital of the Company, the amount of share capital of the Company shall be reduced accordingly.
Power to reduce capital. Amended by AGM held on 29.6.2006

STOCK

52. The Company may by Ordinary Resolution convert any paid up i shares into stock and may from time to time by like resolution reconvert any stock into paid up shares.	Power to convert into stock. Amended by AGM held on 29.6.2006

     53. The holders of stock may transfer the same or any part thereof in the same manner and subject to the same Articles as and subject to which the shares from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances admit but no stock shall be transferable except in such units as the Directors may from time to time determine.
Transfer of stock. Amended by AGM held on 29.6.2006

     54. The holders of stock shall, according to the number of stock units held by them, have the same rights, privileges and advantages as regards dividend, return of capital, voting and other matters, as if they held the shares from which the stock arose; but no such privilege or advantage (except as regards dividend and return of capital and the assets on winding up) shall be conferred by the number of stock units which would not if existing in shares have conferred that privilege or advantage; and no such conversion shall affect or prejudice any preference or other special privileges attached to the shares so converted.
Rights of stockholders. Amended by AGM held on 29.6.2006

     55. All such of the provisions of these Articles as are applicable to paid up shares shall apply to stock and the words “share” and “shareholder” or similar expressions herein shall include “stock” or “stockholder”.
Interpretation.

GENERAL MEETINGS

     56. (a) Subject to the provisions of the Act the Company shall in each year hold a general meeting as its Annual General Meeting in addition to any other meetings in that year and not more than fifteen months shall elapse between the date of one Annual General Meeting of the Company and that of the next. Provided that so long as the Company holds its First Annual General Meeting within eighteen months of its incorporation, it need not hold it in the year of its incorporation or in the following year.
Annual General Meeting.

(b) All General Meetings other than Annual General Meetings shall be called Extraordinary General Meetings.	Extraordinary General Meetings.

(c) The time and place of any General Meeting shall be determined by the Directors.	Time and Place.

     57. The Directors may, whenever they think fit, convene an Extraordinary General Meeting and Extraordinary General Meetings shall also be convened on such requisition or, in default, may be convened by such requisitionists, as provided by Section 176 of the Act. If at any time there are not within Singapore sufficient Directors capable of acting to form a quorum at a meeting of Directors, any Director may convene an Extraordinary General Meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.
Calling Extraordinary General Meetings.

NOTICE OF GENERAL MEETINGS

     58. Subject to the provisions of the Act as to Special Resolutions and special notice, at least fourteen days’ notice in writing (exclusive both of the day on which the notice is served or deemed to be served and of the day for which the notice is given) of every General Meeting shall be given in the manner hereinafter mentioned to such persons (including the Auditors) as are under the provisions herein contained entitled to receive notice from the Company. Provided that a General Meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed:-
Notice of Meetings.

(a)	in the case of an Annual General Meeting by all the Members entitled to attend and vote thereat; and

(b)	in the case of an Extraordinary General Meeting by that number or majority in number of the Members having a right to attend and vote thereat as is required by the Act.

Provided also that the accidental omission to give notice to, or the non-receipt by, any person entitled thereto shall not invalidate the proceedings at any General Meeting.

     59. (a) Every notice calling a General Meeting shall specify the place and the day and hour of the Meeting, and there shall appear with reasonable prominence in every such notice a statement that a Member entitled to attend and vote is entitled to appoint a proxy to attend and to vote instead of him and that a proxy need not be a Member of the Company.
Contents of notice.

(b) In the case of an Annual General Meeting, the notice shall also specify the Meeting as such.

          (c) In the case of any General Meeting at which business other than routine business is to be transacted, the notice shall specify the general nature of the business; and if any resolution is to be proposed as a Special Resolution or as requiring special notice, the notice shall contain a statement to that effect.

60. Routine business shall mean and include only business transacted at an Annual General Meeting of the following classes, that is to say:-	Routine Business.

(a)	Declaring dividends;

(b)	Reading, considering and adopting the balance sheet, the reports of the Directors and Auditors, and other accounts and documents required to be annexed to the balance sheet;

(c)	Appointing Auditors and fixing the remuneration of Auditors or determining the manner in which such remuneration is to be fixed; and

(d)	Fixing the remuneration of the Directors proposed to be paid under Article 85.

     61. No business shall be transacted at any General Meeting unless a quorum is present. Save as herein otherwise provided, the quorum at any General meeting shall be at least two members holding an aggregate not less than 33 1/3 per cent. of the total number of fully paid shares of the Company (excluding Treasury Shares) for the time being, present in person or by proxy. For the purpose of this Article, “Member” includes a person attending by proxy or by attorney or as representing a corporation which is a Member.
Quorum. Amended by AGM held on 29.6.2006

     62. If within 30 minutes from the time appointed for a General Meeting (or such longer interval as the chairman of the meeting may think fit to allow) a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if that day is a public holiday then to the next business day following that public holiday) at the same time and place or such other day, time or place as the Directors may by not less than ten days’ notice appoint. At the adjourned meeting any one or more members present in person or by proxy shall be a quorum.
Adjournment if quorum not present. Amended by AGM held on 30.06.2004

     63. Subject to the provisions of the Act, a resolution in writing signed by every Member of the Company entitled to vote or being a corporation by its duly authorised representative shall have the same effect and validity as an Ordinary Resolution of the Company passed at a General Meeting duly convened, held and constituted, and may consist of several documents in the like form, each signed by one or more of such Members.
Resolution in writing.

     64. The Chairman of the Board of Directors shall preside as Chairman at every General Meeting. If there be no such Chairman or if at any Meeting he be not present within fifteen minutes after the time appointed for holding the Meeting or be unwilling to act, the Members present shall choose some Director to be Chairman of the Meeting or, if no Director be present or if all the Directors present decline to take the Chair, one of their number present, to be Chairman.
Chairman.

     65. The Chairman may, with the consent of any Meeting at which a quorum is present (and shall if so directed by the Meeting) adjourn the Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place. When a Meeting is adjourned for thirty days or more, notice of the adjourned Meeting shall be given as in the case of the original Meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned Meeting.
Adjournment.

66. At any General Meeting a resolution put to the vote of the Meeting shall be decided by a poll. No resolution put to the vote at any General Meeting shall be decided on a show of hands.	Method of voting.

     67. A poll shall be taken in such manner (including the use of ballot or voting papers or tickets) as the Chairman may direct and the result of a poll shall be deemed to be the resolution of the Meeting at which the poll was taken. The Chairman may, and if so requested shall, appoint scrutineers and may adjourn the Meeting to some place and time fixed by him for the purpose of declaring the result of the poll.
Taking a poll.

     68. If any votes be counted which ought not to have been counted or might have been rejected, the error shall not vitiate the result of the voting unless it be pointed out at the same Meeting or at any adjournment thereof and not in any case unless it shall in the opinion of the Chairman be of sufficient magnitude.
Votes counted in error.

69. In the case of equality of votes on a poll, the Chairman of the Meeting at which the poll is taken shall be entitled to a casting vote.	Chairman’s casting vote.

VOTES OF MEMBERS

     70. Subject to these Articles and to any special rights or restrictions as to voting attached to any class of shares hereinafter issued on a poll every Member who is present in person or by proxy or attorney or in the case of a corporation by a representative shall have one vote for every share of which he is the holder.
Voting rights of Members.

     71. Where there are joint registered holders of any share any one of such persons may vote and be reckoned in a quorum at any Meeting either personally or by proxy or by attorney or in the case of a corporation by a representative as if he were solely entitled thereto and if more than one of such joint holders be so present at any Meeting that one of such persons so present whose name stands first in the Register in respect of such share shall alone be entitled to vote in respect thereof. Several executors or administrators of a deceased Member in whose name any share stands shall for the purpose of this Article be deemed joint holders thereof.
Voting rights of joint holders.

     72. A Member of unsound mind or whose person or estate is liable to be dealt with in any way under the law relating to mental disorders may vote on a poll by his committee, curator bonis or such other person as properly has the management of his estate and any such committee, curator bonis or other person may vote by proxy or attorney, provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the Office not less than forty eight hours before the time appointed for holding the Meeting.
Voting rights of Members of unsound mind.

     73. Subject to the provisions of these Articles every Member shall be entitled to be present and to vote at any General Meeting either personally or by proxy or by attorney or in the case of a corporation by a representative and to be reckoned in a quorum in respect of shares fully paid and in respect of partly paid shares where calls are not due and unpaid.
Right to vote.

     74. No objection shall be raised to the qualification of any voter except at the Meeting or adjourned Meeting at which the vote objected to is given or tendered and every vote not disallowed at such Meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the Meeting whose decision shall be final and conclusive.
Objections.

     75. On a poll votes may be given either personally or by proxy or by attorney or in the case of a corporation by its representative and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.
Votes on a poll.

76. An instrument appointing a proxy shall be in writing and:-	Appointment of proxies.

(a) in the case of an individual shall be signed by the appointor or by his attorney; and

(b) in the case of a corporation shall be either under the common seal or signed by its attorney or by an officer on behalf of the corporation.

The Directors may, but shall not be bound to, require evidence of the authority of any such attorney or officer.

     76A. A Member shall be entitled to appoint more than two proxies to attend and vote at the same meeting, and any such proxies shall be entitled to nominate a person or persons other than himself as the proxy or proxies appointed by the Member.
Multiple proxies Amended by AGM held on 29.06.2005

77. A proxy need not be a Member of the Company.	Proxy need not be a Member.

     78. An instrument appointing a proxy or the power of attorney or other authority, if any, must be left at the Office or such other place (if any) as is specified for the purpose in the notice convening the Meeting not less than forty-eight hours before the time appointed for the holding of the Meeting or adjourned Meeting (or in the case of a poll before the time appointed for the taking of the poll) at which it is to be used and in default shall not be treated as valid unless the Directors otherwise determine.
Deposit of proxies.

     79. An instrument appointing a proxy shall be in such form as any Director may approve. An instrument appointing a proxy shall, unless the contrary is stated thereon, be valid as well for any adjournment of the Meeting as for the Meeting to which it relates and need not be witnessed.
Form of proxies. Amended by AGM held on 29.06.2005

     80. A vote given in accordance with the terms of an instrument of proxy (which for the purposes of these Articles shall also include a power of attorney) shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy, or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of
Intervening death or insanity of principal not to revoke proxy.

such death, insanity, revocation or transfer shall have been received by the Company at the Office (or such other place as may be specified for the deposit of instruments appointing proxies) before the commencement of the Meeting or adjourned Meeting (or in the case of a poll before the time appointed for the taking of the poll) at which the proxy is used.

     81. Any corporation which is a Member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any Meeting of the Company or of any class of Members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation as the corporation could exercise if it were an individual Member of the Company and such corporation shall for the purposes of these Articles (but subject to the Act) be deemed to be present in person at any such meeting if a person so authorised is present thereat.
Corporations acting by representa- tives. Amended by AGM held on 29.6.2006

DIRECTORS

     82. Subject to the other provisions of Section 145 of the Act the number of the Directors all of whom shall be natural persons shall not be less than two nor unless otherwise determined by a General Meeting more than fifteen.
Number of Directors.

83. The first Directors of the Company are:-	First Directors.

CHRISTINE CHAN MENG YOOK LIM MEI

     84. A Director need not be a Member and shall not be required to hold any share qualification unless and until otherwise determined by the Company in General Meeting but shall be entitled to attend and speak at General Meetings.
Qualification.

     85. Subject to Section 169 of the Act, the remuneration of the Directors shall be determined from time to time by the Company in General Meeting, and shall be divisible among the Directors in such proportions and manner as they may agree and in default of agreement equally, except that in the latter event any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for the proportion of remuneration related to the period during which he has held office.
Remuneration of Directors.

     86. The Directors shall be entitled to be repaid all travelling or such reasonable expenses as may be incurred in attending and returning from meetings of the Directors or of any committee of the Directors or General Meetings or otherwise howsoever in or about the business of the Company in the course of the performance of their duties as Directors.
Travelling expenses.

     87. Any Director who is appointed to any executive office or serves on any committee or who otherwise performs or renders services, which in the opinion of the Directors are outside his ordinary duties as a Director, may, subject to Section 169 of the Act, be paid such extra remuneration as the Directors may determine.
Extra Remuneration.

     88. (a) Other than the office of Auditor, a Director may hold any other office or place of profit under the Company and he or any firm of which he is a member may act in a professional capacity for the Company in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine.
Power of Directors to hold office of profit and to

Subject to the Act, no Director or intending Director shall be disqualified by his office from contracting or entering into any arrangement with the Company either as vendor, purchaser or otherwise nor shall such contract or arrangement or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason only of such Director holding that office or of the fiduciary relation thereby established.
contract with Company.

          (b) Every Director shall observe the provisions of Section 156 of the Act relating to the disclosure of the interests of the Directors in contracts or proposed contracts with the Company or of any office or property held by a Director which might create duties or interests in conflict with his duties or interests as a Director. Subject to such disclosure, a Director shall be entitled to vote in respect of any contract or arrangement in which he is interested and he shall be taken into account in ascertaining whether a quorum is present.
Directors to observe Section 156 of the Act.

     89. (a) A Director may be or become a director of or hold any office or place of profit (other than as Auditor) or be otherwise interested in any company in which the Company may be interested as vendor, purchaser, shareholder or otherwise and unless otherwise agreed shall not be accountable for any fees, remuneration or other benefits received by him as a director or officer of or by virtue of his interest in such other company.
Holding of office in other companies.

          (b) The Directors may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner and in all respects as the Directors think fit in the interests of the Company (including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors of such company or voting or providing for the payment of remuneration to the directors of such company) and any such Director of the Company may vote in favour of the exercise of such voting powers in manner aforesaid notwithstanding that he may be or be about to be appointed a director of such other company.
Directors may exercise voting power conferred by Company’s shares in another company.

CHIEF EXECUTIVE OFFICERS

     90. The Directors may from time to time appoint one or more of their body to be Chief Executive Officer or Chief Executive Officers of the Company and may from time to time (subject to the provisions of any contract between him or them and the Company) remove or dismiss him or them from office and appoint another or others in his or their places.
Appointment of Chief Executive Officers. Amended by AGM held on 30.06.2004

     91. A Chief Executive Officer shall subject to the provisions of any contract between him and the Company be subject to the same provisions as to resignation and removal as the other Directors of the Company and if he ceases to hold the office of Director from any cause he shall ipso facto and immediately cease to be a Chief Executive Officer.
Resignation and removal of Chief Executive Officer. Amended by AGM held on 30.06.2004

     92. The remuneration of a Chief Executive Officer shall from time to time be fixed by the Directors and may subject to these Articles be by way of salary or commission or participation in profits or by any or all of these modes.
Remuneration of Chief Executive Officer. Amended by AGM held on 30.06.2004

     93. The Directors may from time to time entrust to and confer upon a Chief Executive Officer for the time being such of the powers exercisable under these Articles by the Directors as they may think fit and may confer such powers for such time and to be exercised on such terms and conditions and with such restrictions as they think expedient and they may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Directors in that behalf and may from time to time revoke withdraw alter or vary all or any of such powers.
Powers of Chief Executive Officer. Amended by AGM held on 30.06.2004

VACATION OF OFFICE OF DIRECTOR

94. The office of a Director shall be vacated in any one of the following events, namely:- (a) if he becomes prohibited from being a Director by reason of any order made under the Act;	Vacation of office of Director.

(b) if he ceases to be a Director by virtue of any of the provisions of the Act or these Articles;

(c) if he resigns by writing under his hand left at the Office;

(d) if he has a receiving order made against him or suspends payments or compounds with his creditors generally; or

(e) if he is found lunatic or becomes of unsound mind.

APPOINTMENT AND REMOVAL OF DIRECTORS

     95. The Company may by Ordinary Resolution remove any Director before the expiration of his period of office, notwithstanding anything in these Articles or in any agreement between the Company and such Director.
Removal of Directors.

96. The Company may by Ordinary Resolution appoint another person in place of a Director removed from office under the immediately preceding Article.	Appointment in place of Director removed.

     97. The Directors shall have power at any time and from time to time to appoint any person to be a Director either to fill a casual vacancy or as an additional Director but so that the total number of Directors shall not at any time exceed the maximum number fixed by or in accordance with these Articles.
Directors’ power to fill casual vacancies and to appoint additional Director.

ALTERNATE DIRECTORS

     98. (a) Any Director may at any time by writing under his hand and deposited at the Office or by telefax, telex or by cable sent to the Secretary appoint any person to be his Alternate Director and may in like manner at any time terminate such appointment. Any appointment or removal by telefax, telex or cable shall be confirmed as soon as possible by letter, but may be acted upon by the Company meanwhile.
Appointment of Alternate Directors.

(b) A Director or any other person may act as an

Alternate Director to represent more than one Director and such Alternate Director shall be entitled at Directors’ meetings to one vote for every Director whom he represents in addition to his own vote if he is a Director.

          (c) The appointment of an Alternate Director shall ipso facto determine on the happening of any event which if he were a Director would render his office as a Director to be vacated and his appointment shall also determine ipso facto if his appointor ceases for any reason to be a Director.

          (d) An Alternate Director shall be entitled to receive notices of meetings of the Directors and to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally, if his appointor is absent from Singapore or is otherwise unable to act as such Director, to perform all functions of his appointor as a Director (except the power to appoint an Alternate Director) and to sign any resolution in accordance with the provisions of Article 104.

          (e) An Alternate Director shall not be taken into account in reckoning the minimum or maximum number of Directors allowed for the time being under these Articles but he shall be counted for the purpose of reckoning whether a quorum is present at any meeting of the Directors attended by him at which he is entitled to vote Provided that he shall not constitute a quorum under Article 101 if he is the only person present at the meeting notwithstanding that he may be an Alternate to more than one Director.

          (f) An Alternate Director may be repaid by the Company such expenses as might properly be repaid to him if he were a Director and he shall be entitled to receive from the Company such proportion (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, but save as aforesaid he shall not in respect of such appointment be entitled to receive any remuneration from the Company.

(g) An Alternate Director shall not be required to hold any share qualification.

PROCEEDINGS OF DIRECTORS

     99. (a) The Directors may meet together for the despatch of business, adjourn or otherwise regulate their meetings as they think fit. Subject to the provisions of these Articles questions arising at any meeting shall be determined by a majority of votes and in case of an equality of votes the Chairman of the meeting shall have a second or casting vote.
Meetings of Directors.

          (b) Any Director or his Alternate may participate at a meeting of the Directors by conference telephone or by means of a similar communication equipment whereby all persons participating in the meeting are able to hear each other in which event such Director or his Alternate shall be deemed to be present at the meeting. A Director or his Alternate participating in a meeting in the manner aforesaid may also be taken into account in ascertaining the presence of a quorum at the meeting. Such a meeting shall be deemed to take place where the largest group of Directors present for purposes of the meeting is assembled or, if there is no such group, where the Chairman is present.
Participation in a Meeting by conference telephone.

100. A Director may and the Secretary on the requisition of a Director shall at any time summon a meeting of the Directors but it shall not be necessary to give notice of a	Convening meetings of

meeting of Directors to any Director for the time being absent from Singapore.	Directors.

     101. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be two. A meeting of the Directors at which a quorum is present shall be competent to exercise all the powers and discretions for the time being exercisable by the Directors.
Quorum.

     102. The continuing Directors may act notwithstanding any vacancies in their body but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing Directors or Director may act for the purpose of filling up such vacancies or of summoning General Meetings of the Company but not for any other purpose. If there be no Directors or Director able or willing to act, then any two Members may summon a General Meeting for the purpose of appointing Directors.
Proceedings in case of vacancies.

     103. The Directors may from time to time elect a Chairman and if desired a Deputy Chairman and determine the period for which he is or they are to hold office. The Deputy Chairman will perform the duties of the Chairman during the Chairman’s absence for any reason. The Chairman and in his absence the Deputy Chairman shall preside as Chairman at meetings of the Directors but if no such Chairman or Deputy Chairman be elected or if at any meeting the Chairman and the Deputy Chairman be not present within five minutes after the time appointed for holding the same, the Directors present shall choose one of their number to be Chairman of such meeting.
Chairman of Directors.

     104. A resolution in writing signed by all the Directors for the time being and being not less than are sufficient to form a quorum shall be as effective as a resolution passed at a meeting of the Directors duly convened and held, and may consist of several documents in the like form each signed by one or more of the Directors. Provided that where a Director has appointed an Alternate Director, the Director or (in lieu of the Director) his Alternate Director may sign. The expressions “in writing” and “signed” include approval by any such Directors by telex, telefax, cable, telegram or any form of electronic communication approved by the Directors for such purpose from time to time incorporating, if the Directors deem necessary, the use of security and/or identification procedures and devices approved by the Directors.
Resolutions in writing. Amended by AGM held on 29.6.2006

     105. The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on them by the Directors.
Power to appoint committees.

AUDIT COMMITTEE OF THE BOARD OF DIRECTOR

105A. (a) PURPOSE	Audit Committee Amended by AGM held on 30.06.2000

     The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. The Audit Committee primary duties and responsibilities are to:

1. Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company.

2. Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning with the Company.

3. Oversee that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and corporate policy.

The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section (d) of this Article.

(b) COMPOSITION

     On or before March 1, 2001, the Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

(c) MEETINGS

     The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants separately to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Company’s financials consistent with Section (d)(3) below.

(d) RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

(1) Review and reassess, at least annually, the adequacy of this Article. Make recommendations to the Directors, as conditions dictate, to update this Article.

(2) Review with management and the independent accountants the Company’s annual financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61 (“SAS No. 61”).

Independent Accountants

(3) Review the performance of the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor. The independent accountants are ultimately accountable to the Audit Committee and the entire Board of Directors for such accountant’s review of the financial statements and controls of the Company. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants’ independence.

(4) Oversee independence of the accountants by:

• Receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Company consistent with Independence Standards Board Standard 1 (“ISBS No. 1”);

• Reviewing, and actively discussing with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationships or services between the accountants and the Company or any other disclosed relationships or services that may impact the objectivity and independence of the accountants; and

• Recommending, if necessary, that the Board take certain action to satisfy itself of the auditors’ independence.

Financial Reporting Process

(5) In consultation with the independent accountants and the internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external.

(6) Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements. Legal Compliance/General

(7) Report through its Chairperson to the Board of Directors following meetings of the Audit Committee.

(8) Maintain minutes or other records of meetings and activities of the Audit Committee.

     106. The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations made by the Directors under the last preceding Article.
Proceedings at committee meetings.

     107. All acts done by any meeting of Directors or of a committee of Directors or by any person acting as Director shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were disqualified or had vacated office or were not entitled to vote be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.
Validity of acts of Directors in spite of some formal defect.

GENERAL POWERS OF THE DIRECTORS

     108. The management of the business of the Company shall be vested in the Directors who (in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them) may exercise all such powers and do all such acts and things as may be exercised or done by the Company and are not hereby or by the Act expressly directed or required to be exercised or done by the Company in General Meeting; provided that the Directors shall not carry into effect any proposals for disposing of the whole or substantially the whole of the Company’s undertaking or property unless those proposals have been approved by the Company in General Meeting. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.
General powers of Directors to manage Company’s business. Amended by AGM held on 29.6.2006

     109. The Directors may from time to time by power of attorney appoint any company, firm or person or any fluctuating body of persons whether nominated directly or indirectly by the Directors to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with such attorney as the Directors may think fit and may also authorise any such attorney to subdelegate all or any of the powers, authorities and discretions vested in him.
Power to appoint attorneys.

     110. All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by Resolution determine.
Signature of cheques and bills.

BORROWING POWERS

     111. The Directors may borrow or raise money from time to time for the purpose of the Company or secure the payment of such sums as they think fit and may secure the repayment or payment of such sums by mortgage or charge upon all or any of the property or assets of the Company or by the issue of debentures or otherwise as they may think fit.
Directors’ borrowing powers. Amended by AGM held on 29.6.2006

SECRETARY

112. The Secretary or Secretaries shall and a Deputy or Assistant Secretary or Secretaries may be appointed by the Directors for such term, at such remuneration and upon such	Secretary.

conditions as they may think fit, and any Secretary, Deputy or Assistant Secretary so appointed may be removed by them, but without prejudice to any claim he may have for damages for breach of any contract of service between him and the Company. The appointment and duties of the Secretary or Secretaries shall not conflict with the provisions of the Act and in particular Section 171 thereof.

SEAL

     113. (a) The Directors shall provide for the safe custody of the Seal, which shall only be used by the authority of the Directors or a committee of Directors authorised by the Directors in that behalf, and every instrument to which the Seal shall be affixed shall (subject to the provisions of these Articles as to certificates for shares) be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Directors in place of the Secretary for the purpose.
Seal.

(b) The Company may exercise the powers conferred by the Act with regard to having an Official Seal for use abroad, and such powers shall be vested in the Directors.	Official Seal.

(c) The Company may have a duplicate Common Seal as referred to in Section 124 of the Act which shall be a facsimile of the Common Seal with the addition on its face of the words “Share Seal”.	Share Seal.

AUTHENTICATION OF DOCUMENTS

     114. Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office, the local manager and other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid.
Power to authenticate documents.

     115. A document purporting to be a copy of a resolution of the Directors or an extract from the minutes of a meeting of Directors which is certified as such in accordance with the provisions of the last preceding Article shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of a duly constituted meeting of the Directors. Any authentication or certification made pursuant to this Article and Article 114 above may be made by any electronic means approved by the Directors for such purpose from time to time incorporating, if the Directors deem necessary, the use of security and/or identification procedures and devices approved by the Directors.
Certified copies of resolution of the Directors. Amended by AGM held on 29.6.2006

DIVIDENDS AND RESERVES

     116. The Company may by Ordinary Resolution declare dividends but (without prejudice to the powers of the Company to pay interest on share capital as hereinbefore provided) no dividend shall be payable except out of the profits of the Company, or in excess of the amount recommended by the Directors.
Payment of dividends.

117. Subject to any rights or restrictions attached to any shares or class of shares and except as otherwise permitted under the Act:	Apportionment of dividends.

(a) all dividends in respect of shares must be paid in proportion to the number of shares held by a member but where shares are partly paid all dividends must be apportioned and paid proportionately to the amounts paid or credited as paid on the partly paid shares; and
Amended by AGM held on 29.6.2006

(b) all dividends must be apportioned and paid proportionately to the amounts so paid or credited as paid during any portion or portions of the period in respect of which the dividend is paid.

For the purposes of this Article, an amount paid or credited as paid on a share in advance of a call is to be ignored.

     118. If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may pay the fixed preferential dividends on any class of shares carrying a fixed preferential dividend expressed to be payable on a fixed date on the half-yearly or other dates (if any) prescribed for the payment thereof by the terms of issue of the shares, and subject thereto may also from time to time pay to the holders of any other class of shares interim dividends thereon of such amounts and on such dates as they may think fit.
Payment of preference and interim dividends.

119. (deleted by AGM held on 29.6.2006)

120. No dividend or other moneys payable on or in respect of a share shall bear interest against the Company.	Dividends not to bear interest.

     121. The Directors may deduct from any dividend or other moneys payable to any Member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or in connection therewith.
Deduction of debts due to Company.

     122. The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.
Retention of dividends on shares subject to lien.

     123. The Directors may retain the dividends payable on shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a Member or which any person under those provisions is entitled to transfer until such person shall become a Member in respect of such shares or shall duly transfer the same.
Retention of dividends on shares pending trans- mission.

     124. The payment by the Directors of any unclaimed dividends or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof. All dividends unclaimed after being declared may be invested or otherwise made use of by the Directors for the benefit of the Company and any dividend unclaimed after a period of six years from the date of declaration of such dividend may be forfeited and if so shall revert to the Company but the Directors may at any time thereafter at their absolute discretion annul any such forfeiture and pay the dividend so forfeited to the person entitled thereto prior to the forfeiture.
Unclaimed dividends.

     125. The Company may, upon the recommendation of the Directors, by Ordinary Resolution direct payment of a dividend in whole or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company or in any one or more of such ways; and the Directors shall give effect to such Resolution and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.
Payment of dividend in specie.

     126. Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto, or, if several persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder to any one of such persons or to such persons and such address as such persons may by writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may direct and payment of the cheque if purporting to be endorsed or the receipt of any such person shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.
Dividends payable by cheque.

127. A transfer of shares shall not pass the right to any dividend declared on such shares before the registration of the transfer.	Effect of transfer.

RESERVES

     128. The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors, shall be applicable for meeting contingencies or for the gradual liquidation of any debt or liability of the Company or for repairing or maintaining the works, plant and machinery of the Company or for special dividends or bonuses or for equalising dividends or for any other purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also without placing the same to reserve carry forward any profits which they may think it not prudent to divide.
Power to carry profit to reserve.

BONUS ISSUES AND CAPITALISATION OF PROFITS AND RESERVES

     129. (A) The Directors may, with the sanction of an Ordinary Resolution of the Company :

(a) issue bonus shares for which no consideration is payable to the Company to the persons registered as holders of shares in the Register at the close of business on:
Power to issue free bonus shares and/or to capitalise reserves.

(i) the date of the Ordinary	Amended by AGM held on

Resolution (or such other date as may be specified therein or determined as therein provided); or	29.6.2006

(ii) such other date as may be determined by the Directors,

in the proportion to their then holdings of shares; and/or

(b) capitalise any sum standing to the credit of any of the Company’s reserve accounts or other undistributable reserve) or any sum standing to the credit of profit and loss account by appropriating such sum to the persons registered as holders of shares in the Register of Members at the close of business on:

(i) the date of the Resolution (or such other date as may be specified therein or determined as therein provided); or

(ii) such other date as may be determined by the Directors,

in proportion to their then holdings of shares and applying such sum on their behalf in paying up in full new shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued, new shares of any other class not being redeemable shares) for allotment and distribution credited as fully paid up to and amongst them as bonus shares in the proportion aforesaid.

          (B) The Directors may do all acts and things considered necessary or expedient to give effect to any such bonus issue and/or capitalisation under Article 129(A), with full power to the Directors to make such provisions as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the members concerned). The Directors may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for any such bonus issue and/or capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.
Power of Directors to give effect to bonus issues and/or capitalisations.

     130. In addition and without prejudice to the powers provided for by Article 129, the Directors shall have power to issue shares for which no consideration is payable and/or to capitalise any undivided profits or other moneys of the Company not required for the payment or provision of any dividend on any shares entitled to cumulative or non-cumulative
Power to issue free shares and/or to capitalise reserves for preferential dividends (including profits or other moneys carried and standing to any reserve or reserves) and to apply such profits or other moneys in paying up in full new shares, in each case on terms that such shares shall, upon issue, be held by or for the benefit of participants of any share incentive or option scheme or plan implemented by the Company and approved by shareholders in General Meeting and on such terms as the Directors shall think fit.
employee share- based incentive plans Amended by AGM held on 29.6.2006

MINUTES AND BOOKS

131. The Directors shall cause minutes to be made in books to be provided for the purpose:-	Minutes.

(a) of all appointments of officers made by the Directors;

(b) of the names of the Directors present at each meeting of Directors and of any committee of Directors; and

(c) of all Resolutions and proceedings at all Meetings of the Company and of any class of Members, of the Directors and of committees of Directors.

     132. The Directors shall duly comply with the provisions of the Act and in particular the provisions in regard to registration of charges created by or affecting property of the Company, in regard to keeping a Register of Directors, Managers, Secretaries and Auditors, the Register, a Register of Mortgages and Charges and a Register of Directors’ Share and Debenture Holdings and in regard to the production and furnishing of copies of such Registers and of any Register of Holders of Debentures of the Company.
Keeping of Registers, etc.

     133. Any register, index, minute book, book of accounts or other book required by these Articles or by the Act to be kept by or on behalf of the Company may be kept either by making entries in bound books or by recording them in any other manner. In any case in which bound books are not used, the Directors shall take adequate precautions for guarding against falsification and for facilitating discovery.
Form of registers, etc.

ACCOUNTS

     134. The Directors shall cause to be kept such accounting and other records as are necessary to comply with the provisions of the Act and shall cause those records to be kept in such manner as to enable them to be conveniently and properly audited.
Directors to keep proper accounts.

     135. Subject to the provisions of Section 199 of the Act, the books of accounts shall be kept at the Office or at such other place or places as the Directors think fit within Singapore. No Member (other than a Director) shall have any right of inspecting any account or book or document or other recording of the Company except as is conferred by law or authorised by the Directors or by an Ordinary Resolution of the Company.
Location and inspection.

     136. In accordance with the provisions of the Act the Directors shall cause to be prepared and to be laid before the Company in General Meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as may be necessary.
Presentation of accounts.

137. A copy of every balance sheet and profit and loss account which is to be laid before a General Meeting of the	Copies of accounts.

Company (including every document required by the Act to be annexed thereto) together with a copy of every report of the Auditors relating thereto and of the Directors’ report shall not less than fourteen days before the date of the Meeting be sent to every Member of, and every holder of debentures (if any) of, the Company and to every other person who is entitled to receive notices from the Company under the provisions of the Act or of these Articles Provided that this Article shall not require a copy of these documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of a share in the Company or the several persons entitled thereto in consequence of the death or bankruptcy of the holder or otherwise but any Member to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office.

AUDITORS

     138. Auditors shall be appointed and their duties regulated in accordance with the provisions of the Act. Every Auditor of the Company shall have a right of access at all times to the accounting and other records of the Company and shall make his report as required by the Act.
Appointment of Auditors.

     139. Subject to the provisions of the Act all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment.
Validity of acts of Auditors in spite of some formal defect.

     140. The Auditors shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting to which any Member is entitled and to be heard at any General Meeting on any part of the business of the Meeting which concerns them as Auditors.
Auditors’ right to receive notices of and attend at General Meetings.

NOTICES

141. (a) Any notice may be given by the Company to any Member in any of the following ways:-	Service of notice.

(i) by delivering the notice personally to him; or

(ii) by sending it by prepaid mail to him at his registered address in Singapore or where such address is outside Singapore by prepaid air-mail; or

(iii) by sending a cable or telex or telefax or by electronic mail containing the text of the notice to him at his registered address in Singapore or where such address is outside Singapore to such address or to any other address as might have been previously notified by the Member concerned to the Company.

          (b) Any notice or other communication served under any of the provisions of these Articles on or by the Company or any officer of the Company may be tested or verified by telex or telefax or electronic mail or telephone or such other manner as may be convenient in the circumstances but the Company and its officers are under no obligation so to test or verify any such notice or communication.

141A. Without prejudice to the provisions of Article 141, any notice or document (including, without limitations, any accounts, balance-sheet or report) which is required or	Electronic communications.

permitted to be given, sent or served under the Act or under these Articles by the Company, or by the Directors, to a member or an officer or Auditor of the Company may be given, sent or served using electronic communications to the current address of that person in accordance with the provisions of, or as otherwise provided by, the Act and/or any other applicable regulations or procedures. Such notice or document shall be deemed to have been duly given, sent or served upon transmission of the electronic communication to the current address of such person or as otherwise provided under the Act and/or any other applicable regulations or procedures.
Amended by AGM held on 29.6.2006

      142. All notices and documents (including a share certificate) with respect to any shares to which persons are jointly entitled shall be given to whichever of such persons is named first on the Register and notice so given shall be sufficient notice to all the holders of such shares.
Service of notices in respect of joint holders.

143. Any Member with a registered address shall be entitled to have served upon him at such address any notice to which he is entitled under these Articles.	Members shall be served at registered address.

     144. A person entitled to a share in consequence of the death or bankruptcy of a Member or otherwise upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, and upon supplying also an address for the service of notice, shall be entitled to have served upon him at such address any notice or document to which the Member but for his death or bankruptcy or otherwise would be entitled and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the registered address of any Member or given, sent or served to any member using electronic communications in pursuance of these Articles shall (notwithstanding that such Member be then dead or bankrupt or otherwise not entitled to such share and whether or not the Company shall have notice of the same) be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder.
Service of notices after death etc. of a Member. Amended by AGM held on 29.6.2006

145. (a) Any notice given in conformity with Article 141 shall be deemed to have been given at any of the following times as may be appropriate:-	When service effected.

(i) when it is delivered personally to the Member, at the time when it is so delivered;

(ii) when it is sent by prepaid mail to an address in Singapore or by prepaid airmail to an address outside Singapore, on the day following that on which the notice was put into the post; and

(iii) when the notice is sent by cable or telex or telefax or electronic mail, the day it is so sent.

          (b) In proving such service or sending, it shall be sufficient to prove that the letter containing the notice or document was properly addressed and put into the post office as a prepaid letter or airmail letter as the case may be or that a telex or telefax or electronic mail was properly addressed and transmitted or that a cable was properly addressed and handed to the relevant authority for despatch.

     146. Any notice on behalf of the Company or of the Directors shall be deemed effectual if it purports to bear the signature of the Secretary or other duly authorised officer of the Company, whether such signature is printed or written.
Signature on notice.

     147. When a given number of days’ notice or notice extending over any other period is required to be given the day of service shall, unless it is otherwise provided or required by these Articles or by the Act, be not counted in such number of days or period.
Day of service not counted.

148. (a) Notice of every General Meeting shall be given in manner hereinbefore authorised to:-	Notice of General Meeting.

(i) every Member;

(ii) every person entitled to a share in consequence of the death or bankruptcy or otherwise of a Member who but for the same would be entitled to receive notice of the Meeting; and

(iii) the Auditor for the time being of the Company.

(b) No other person shall be entitled to receive notices of General Meetings.

149. The provisions of Articles 141, 145, 146 and 147 shall apply mutatis mutandis to notices of meetings of Directors or any committee of Directors.	Notice of meetings of Directors or any committee of Directors.

WINDING UP

     150. If the Company is wound up (whether the liquidation is voluntary, under supervision, or by the Court) the Liquidator may, with the authority of a Special Resolution, divide among the Members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds and may for such purpose set such value as he deems fair upon any one or more class or classes of property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The Liquidator may, with the like authority, vest the whole or any part of the assets in trustees upon such trusts for the benefit of Members as the Liquidator with the like authority thinks fit and the liquidation of the Company may be closed and the Company dissolved but so that no Member shall be compelled to accept any shares or other securities in respect of which there is a liability.
Distribution of assets in specie.

INDEMNITY

     151. Subject to the provisions of the Act, every Director, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto and in particular and without prejudice to the generality of the foregoing no Director, Manager, Secretary or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other Director or officer or for joining in any receipt or other act for conformity or for
Indemnity of Directors and officers.

any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto unless the same shall happen through his own negligence, wilful default, breach of duty or breach of trust.

SECRECY

     152. No Member shall be entitled to require discovery of or any information respecting any detail of the Company’s trade or any matter which may be in the nature of a trade secret, mystery of trade or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it will be inexpedient in the interest of the Members of the Company to communicate to the public save as may be authorised by law.
Secrecy.

STOCK MARKET RULES

153. Upon listing of its shares on any stock market, the Company shall, to the extent permitted under Singapore law, comply with all rules of such stock market(s) as regarding corporate governance.	Stock Market Rules. Amended by EGM held on 15.11.1999

NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS

/s/ CHRISTINE CHAN MENG YOOK
CHRISTINE CHAN MENG YOOK
11C SWISS CLUB ROAD
SINGAPORE 288103
ADVOCATE & SOLICITOR

/s/ LIM MEI
LIM MEI
56 JALAN AMPANG
SINGAPORE 268638
ADVOCATE & SOLICITOR

Dated this 11th day of September 1999.
Witness to the above signatures:-

/s/ THEODORA LIM RERN SING
THEODORA LIM RERN SING
Advocate & Solicitor
c/o Allen & Gledhill
Advocates & Solicitors
36 Robinson Road
#18-01 City House
Singapore 068877